SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 1, 2011

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
Incorporation or organization)		Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On September 1, 2011 (the “Effective Date”), Corinthian Colleges, Inc. (the “Company”) promoted Robert C. Owen to the position of Executive Vice President and Chief Financial Officer of the Company.  The position of Chief Financial Officer had previously been held by Kenneth S. Ord, who ceased serving in that position on the Effective Date and who will continue with the Company as its Executive Vice President and Chief Administrative Officer. A copy of the Company’s press release announcing Mr. Owen’s promotion is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Mr. Owen, age 50, joined the Company in 2004 as Vice President and Controller and was promoted to Senior Vice President and Chief Accounting Officer in February 2005.  Prior to joining the Company, he served as Vice President and Controller for Princess Cruise Lines and as Assistant Controller for Royal Caribbean Cruises.  Owen began his career at the international accounting firm Deloitte LLP, where he served for 11 years in successively responsible audit positions in the U.S. and Canada.  Mr. Owen earned a bachelor’s degree in accounting from Florida Atlantic University.

Mr. Owen previously entered into an Employment Agreement with the Company dated as of March 17, 2008 (the “Employment Agreement”), a form of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2008.  In connection with this promotion, Mr. Owen’s annual base salary was increased to $350,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit is listed in the Exhibit Index set forth on the following page of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

September 6, 2011	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release of the Company issued September 6, 2011, announcing the promotion of Robert C. Owen to Executive Vice President and Chief Financial Officer.